UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 20, 2017

FTE NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-31355	81-0438093
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

999 Vanderbilt Beach Rd, Suite 601 Naples, FL	34108
(Address of principal executive offices)	(Zip Code)

877-878-8136

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On April 20, 2017 (the “Closing Date”), FTE Networks, Inc. (“FTE Networks”) acquired all of the issued and outstanding shares of common stock (the “Benchmark Shares”) of Benchmark Builders, Inc., a privately held New York corporation (“Benchmark”) from each of its stockholders (collectively, the “Sellers”), pursuant to the Stock Purchase Agreement, dated as of March 9, 2017, by and among FTE Networks, Benchmark, and the Sellers (the “Purchase Agreement”), as amended by Amendment No. 1 to Stock Purchase Agreement, dated as of the Closing Date (the “Purchase Agreement Amendment” and together with the Purchase Agreement, the “Amended Purchase Agreement”).

The Purchase Agreement Amendment has been included as an exhibit to this Current Report on Form 8-K to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the parties thereto or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Amended Purchase Agreement are made only for purposes of that agreement and as of specific dates; are solely for the benefit of the parties thereto; may be subject to limitations agreed upon by such parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the parties to the Amended Purchase Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the dates of the Amended Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the parties thereto.

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement Amendment

Changes to the Purchase Price

On the Closing Date and in conjunction with the completion of the acquisition of the Benchmark Shares, FTE Networks, Benchmark, and the Sellers, entered into the Purchase Agreement Amendment in order to address certain changes in the purchase price as set forth in the Purchase Agreement. As described in FTE Networks’ Current Report on Form 8-K filed with filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2017, the Purchase Agreement provided that the consideration to the Sellers for the Benchmark Shares would consist of (i) $55,000,000 in cash consideration, (ii) an aggregate of 17,825,350 shares of the Company’s common stock, and (iii) promissory notes in the aggregate amount of $10,000,000 to the Sellers. The Purchase Agreement Amendment has, inter alia, modified the purchase price set forth in the Purchase Agreement to consist of (i) cash consideration of approximately $17,250,000, subject to certain prospective working capital adjustments (the “Cash Consideration”), (ii) 26,738,445 shares of FTE Networks’ common stock (the “FTE Shares”), (iii) convertible promissory notes in the aggregate principal amount of $12,500,000 to certain stockholders of Benchmark (the “Series A Notes”), (iv) promissory notes in the aggregate principal amount of $30,000,000 to certain stockholders of Benchmark (the “Series B Notes”) and (v) promissory notes in the aggregate principal amount of $7,500,000 to certain stockholders of Benchmark (the “Series C Notes” and together with the Series A Notes and the Series B Notes, the “Notes”) in the Amended Purchase Agreement.

Benchmark Stockholders’ Representation on the FTE Networks Board of Directors

Pursuant to the Amended Purchase Agreement, FTE Networks is required to take certain steps to appoint or use its reasonable best efforts to ensure that Fred Sacramone, a stockholder of Benchmark, is elected to FTE Networks’ board of directors (the “Board”) following its 2017 annual meeting. FTE Networks is also required to allow Brian McMahon, a stockholder of Benchmark, or his designee to act as an observer to the Board until the satisfaction of the Series B Note he holds.

The foregoing description of the Purchase Agreement Amendment and the Amended Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, which was filed as Exhibit 10.1 to FTE Networks’ Current Report on Form 8-K on March 9, 2017, and is incorporated by reference herein, and the Purchase Agreement Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Registration Rights Agreement

On the Closing Date, FTE Networks and the Sellers entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, FTE Networks is required to file a registration statement on Form S-1 with the SEC for the FTE Shares on or before the later of (i) 90 calendar days following the Closing Date or (ii) 45 calendar days following the completion of FTE Networks’ 2016 fiscal year end audits and use commercially reasonable efforts to cause such registration statement to become effective within 120 days of its filing. FTE Networks is also obligated upon the demand of any holder of 30% or more of the FTE shares then outstanding, to register such FTE Shares not already registered under an effective registration statement, on Form S-3, subject to certain conditions including FTE Networks becoming eligible to use Form S-3.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Credit Facility

Pursuant to the Amended Purchase Agreement and concurrent with the signing of the Purchase Agreement Amendment on the Closing date, FTE Networks entered into Amendment No 3 (the “Credit Agreement Amendment”) to that certain existing credit agreement, by and among with Jus-Com, Inc., an Indiana corporation and subsidiary of FTE Networks, certain Credit Parties (as defined therein), Lateral Juscom Feeder LLC ( “Lateral”) and the several lenders party thereto dated October 28, 2015 (together with the Credit Agreement Amendment, the “Amended Credit Agreement”) to provide $11,000,000 in additional term loans (together with all other term loans made under the Amended Credit Agreement the “Term Loans”) as financing for the cash consideration paid to the Sellers. The Term Loans mature on March 31, 2019 and bear an interest rate of 16% per annum (unless after April 28, 2017 FTE Networks has not received cash proceeds of 5,000,000 or more from an equity issuance after the Closing Date, during which time the interest rate shall be 19%). The Amended Credit Agreement provides, inter alia, that the Term Loans will be secured by all of the assets of FTE Networks and its subsidiaries and, subject to certain conditions, senior to its existing debt including the Notes. The Amended Credit Agreement also provides that Lateral receive shares of FTE Networks’ common stock representing 10% of the outstanding common stock (and securities convertible into common stock) on a fully diluted basis as of the Closing Date, including all issuances under the Amended Purchase Agreement (the “Credit Agreement Shares”).

The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to (i) the Credit Agreement, which was filed as Exhibit 10.1 to FTE Networks’ Current Report on Form 8-K on November 3, 2015, and is incorporated by reference herein, (ii) the Credit Agreement Amendment which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference and (iii) FTE Networks’ Current Reports on Form 8-K filed with the SEC on November 3, 2015, November 17, 2015 and December 4, 2015.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On the Closing Date, FTE Networks acquired from the Sellers all of the issued and outstanding shares of Benchmark for the purchase price as set forth in Item 1.01 of this Current Report on Form 8-K and hereby incorporated by reference into this Item 2.01, pursuant to the Amended Purchase Agreement (the “Transaction”). As a result, Benchmark is now a wholly owned subsidiary of FTE Networks.

The foregoing description of the Transaction does not purport to be complete and is qualified in its entirety by reference to FTE Networks’ Current Report on Form 8-K filed with the SEC on March 9, 2017 and the exhibits thereto and Item 1.01 of this Current Report on Form 8-K and the exhibits hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure provided under the heading “Credit Facilities” in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

On or about the Closing Date, pursuant to the Amended Purchase Agreement, FTE Networks delivered the FTE Shares to the Sellers, together with the Cash Consideration and the Notes as consideration for the Benchmark Shares. Also, on or about the Closing Date, pursuant to the Amended Credit Agreement, FTE Networks delivered Credit Agreement Shares to Lateral. The issuance of the FTE Shares by FTE Networks to Benchmark and the issuance of the Credit Agreement Shares to Lateral were both made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as the offer and sale of the FTE Shares and the Credit Agreement Shares does not involve a public offering of FTE Networks common stock or preferred stock. FTE Networks has determined that the Sellers and Lateral are “accredited investors” within the meaning of Rule 501(a) under the Securities Act. The certificate or book-entry designations representing the FTE Shares and the Credit Agreement Shares will bear appropriate legends to the effect that such securities have not been registered under the Securities Act or the securities laws of any state and may not be sold or transferred in the absence of an effective registration statement under the Securities Act and applicable state securities laws or an exemption from registration thereunder. In addition, the FTE Shares are subject to Registration Rights Agreement and will be registered thereunder according to its terms.

The foregoing description of the unregistered sales of equity securities does not purport to be complete and is qualified in its entirety by reference to Item 1.01 of this Current Report on Form 8-K and the exhibits hereto.

Item 8.01	Other Events.

On April 25, 2017, FTE Networks issued a press release announcing the closing of its acquisition of Benchmark. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. The financial statements of Benchmark required by Rule 3-05 of Regulation S-X in connection with the Transaction will be filed by amendment to this Current Report on Form 8-K.

(b) Pro Forma Financial Information. The pro forma financial information required by Article 11 of Regulation S-X in connection with the Transaction will be filed by amendment to this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to Stock Purchase Agreement, dated April 20, 2017, by and among FTE Networks, Benchmark and the Sellers

10.2	Registration Rights Agreement, dated April 20, 2017, by and among FTE Networks and the Sellers
10.3	Amendment No 3 to Credit Agreement, dated April 20, 2017, by and among FTE Networks, Jus-Com, Inc., the Credit Parties thereto, Lateral and the lenders party thereto
99.1	Press Release dated April 25, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTE NETWORKS, INC.

By:	/s/ David Lethem
David Lethem
Chief Financial Officer

Date: April 25, 2017

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1 to Stock Purchase Agreement, dated April 20, 2017, by and among FTE Networks, Benchmark and the Sellers

10.2	Registration Rights Agreement, dated April 20, 2017, by and among FTE Networks and the Sellers
10.3	Amendment No 3 to Credit Agreement, dated April 20, 2017, by and among FTE Networks, Jus-Com, Inc., the Credit Parties thereto, Lateral and the lenders party thereto
99.1	Press Release dated April 25, 2017.